Exhibit 99.1

SUNation Energy Announces initial clOSING OF REGISTRED DIRect Offering generating gross proceeds of $15 Million

RONKONKOMA, N.Y., February 28, 2025 - SUNation Energy, Inc. (Nasdaq: SUNE), a leading provider of sustainable solar energy and backup power solutions for households, businesses, and municipalities, today announced the initial closing of its previously announced securities purchase agreement with certain institutional investors for the purchase and sale of 17,391,306 shares of the Company’s common stock (or common stock equivalents in lieu thereof), Series A warrants to purchase up to an aggregate 17,391,306 shares of the Company’s common stock and Series B warrants to purchase up to an aggregate 17,391,306 shares of the Company’s common stock at an effective purchase price of $1.15 per share (or common stock equivalents in lieu thereof) and associated warrants in a registered direct offering (the “offering”) priced at-the-market under Nasdaq rules.

The initial closing of the offering generated gross proceeds to the Company of approximately $15 million through the issuance of an aggregate of 13,043,480 shares of common stock (or common stock equivalents) consisting of (i) 1,965,000 shares of common stock (the “Shares”), and (ii) pre-funded warrants to purchase up to 11,078,480 shares of common stock (the “Pre-Funded Warrants).

The second closing of the offering is expected to generate gross proceeds of up to $5 million consisting of (iii) 4,347,826 shares of Common Stock (or common stock equivalents), (iv) Series A warrants to purchase up to 17,391,306 shares of common stock, and (v) Series B warrants to purchase up to 17,391,306 shares of common stock. The second closing of the offering is expected to occur upon the satisfaction of customary closing conditions, including receipt of approval by the Company’s stockholders in a specially called stockholder meeting to approve the issuance of the series A common stock warrants, series B common stock warrants and the shares of common stock underlying such warrants, in addition to other matters.

The gross proceeds from the offering, assuming the second closing is consummated, are expected to be approximately $20 million before deducting placement agent fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering to fund its operations, including for working capital, potential strategic transactions, payment of certain debt obligations and for other general corporate purposes.

Roth Capital Partners, LLC is acting as the exclusive placement agent for the registered direct offering.

The Series A warrants will have an exercise price of $1.725 per share subject to standard adjustments for dividends, splits and similar events; a one-time adjustment on the date of issuance (as described in the warrants), subject to a floor price described therein; and also subject to adjustment upon a Dilutive Issuance (as described in the warrants), subject to a floor price described therein. The Series A warrants will be issued at the second closing and will be exercisable immediately after issuance and have a term of exercise equal to 5 years from the date of issuance.

The Series B warrants will have an exercise price of $2.875 per share subject to standard adjustments for dividends, splits and similar events; a one-time adjustment on the date of issuance (as described in the warrants), subject to a floor price described therein; and also subject to adjustment upon a Dilutive Issuance (as described in the warrants), subject to a floor price described therein. The Series B warrants will be issued at the second closing and will be exercisable immediately after issuance and have a term of exercise equal to 5 years from the date of issuance. The Series B warrants may also be exercised on an alternative cashless basis pursuant to which the holder may exchange each warrant for 3 shares of common stock.

The securities in the offering described above are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-267066) previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on September 2, 2022. The offering is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement, relating to the offering that will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting Roth Capital Partners, LLC at 888 San Clemente Drive, Newport Beach CA 92660, by email at rothecm@roth.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About SUNation Energy, Inc.

SUNation Energy, Inc. is focused on growing leading local and regional solar, storage, and energy services companies nationwide. Our vision is to power the energy transition through grass-roots growth of solar electricity paired with battery storage. Our portfolio of brands (SUNation, Hawaii Energy Connection, E-Gear) provide homeowners and businesses of all sizes with an end-to-end product offering spanning solar, battery storage, and grid services. SUNation Energy, Inc.’s largest markets include New York, Florida, and Hawaii, and the company operates in three (3) states.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. While the Company believes its plans, intentions, and expectations reflected in those forward-looking statements are reasonable, these plans, intentions, or expectations may not be achieved. For information about the factors that could cause such differences, please refer to the Company’s filings with the Securities and Exchange Commission, including, without limitation, the statements made under the heading “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2023 and in subsequent filings. The Company does not undertake any obligation to update or revise these forward-looking statements for any reason, except as required by law.

Safe Harbor Statement

Our prospects here at SUNation Energy Inc. are subject to uncertainties and risks. This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. The Company intends that such forward-looking statements be subject to the safe harbor provided by the foregoing Sections. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this presentation. The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words "believes", "expects", "anticipates", "intends", "estimates", "plans", "projects", "should", or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. We caution readers not to place undue reliance upon any such forward-looking statements. The Company does not undertake to publicly update or revise forward-looking statements, whether because of new information, future events or otherwise. Additional information respecting factors that could materially affect the Company and its operations are contained in the Company's filings with the SEC which can be found on the SEC's website at www.sec.gov.

Contacts:
Scott Maskin Chief Executive Officer +1 (631) 823-7131 smaskin@sunation.com SUNation Energy Investor Relations +1 (212) 836-9600 IR@sunation.com